UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 2, 2015

IRIDEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-27598	77-0210467
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1212 Terra Bella Avenue

Mountain View, California 94043

(Address of principal executive offices, including zip code)

(650) 940-4700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 2, 2015, IRIDEX Corporation (the “Company”) and James H. Mackaness, the Company’s former Chief Financial Officer and Chief Operating Officer, entered into a Stock Option Cancellation Agreement pursuant to which, among other things, the Company agreed to pay Mr. Mackaness $275,246.91 in cash in exchange for Mr. Mackaness’ agreement to cancel vested stock options exercisable for an aggregate of 92,656 shares of the Company’s common stock. As a condition to the effectiveness of the Stock Option Cancellation Agreement, on September 2, 2015, Mr. Mackaness also entered into a Separation Agreement and Release of Claims with the Company, which, among other things, releases the Company and its related persons from any claims relating to Mr. Mackaness’ employment with the Company.

The foregoing summary of the terms of the Stock Option Cancellation Agreement and Separation Agreement and Release of Claims does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Option Cancellation Agreement, including the Separation Agreement and Release of Claims attached as Exhibit B thereto, a copy of which is filed as Exhibit 10.1, to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Stock Option Cancellation Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIDEX CORPORATION

By:	/s/ WILLIAM M. MOORE
William M. Moore Chief Executive Officer

Date: September 8, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1	Stock Option Cancellation Agreement